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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2002 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Shareholders of Cognex Corporation, which is incorporated by reference in Cognex Corporation's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 25, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 21, 2002